Exhibit 99.1

Getty Images Reports First Quarter 2023 Results

New York, NY, May 11, 2023 – Getty Images Holdings, Inc. (“Getty Images” or the “Company”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported financial results for the first quarter ended March 31, 2023.

“We are pleased to report a quarter of revenue growth, all of which is organic, despite foreign exchange pressures, driven by strong subscription growth, subscription renewal rates, new customer growth and increased consumption of our content,” said Craig Peters, Chief Executive Officer of Getty Images. “The increased customer commitment and consumption is underpinned by the uniqueness and quality of our content offerings. We are focused on expanding this differentiation alongside embracing new capabilities to increase the value we provide to our customers and create new and recurring revenue streams.”

First Quarter 2023 Financial Summary:

•	Revenue of $235.6 million grew 2% year over year. On a currency neutral basis, revenues increased 5.5%.

o	Creative revenue of $146.5 million, down 1.3% year over year and up 1.9% on a currency neutral basis.
o	Editorial revenue of $84.6 million, up 7.5% year over year and 11.3% on a currency neutral basis.
o	Annual Subscription Revenue as a percentage of total revenue grew to over 50%, up from 48.3% in Q1’22 and up from a finish of 49% for the full year 2022.

•	Net Income of $3.2 million, down from $25.1 million from Q1’22. Included in Q1’23 was a $9.5 million unrealized loss related to the change in fair value of the Company’s Euro term loan and a $2.1 million loss related to the mark-to-market on an interest rate swap, compared with gains of $5.6 million on the Euro term loan and $12.1 million on the interest rate swap in Q1’22. Net Income Margin was 1.4% compared to 10.9% in Q1’22.
•	Adjusted EBITDA* of $76.1 million, down 2% year over year due to the impact of foreign exchange on revenue and the incremental expenses of operating as a public company. On a currency neutral basis, adjusted EBITDA was up 2.2%. Adjusted EBITDA Margin* was 32.3% compared to 33.6% in Q1’22.
•	Adjusted EBITDA less capex* was $60.6 million, down 1.4% year over year and up 3.8% on a currency neutral basis.

Liquidity and Balance Sheet:

•	Net cash provided by operating activities of $31.9 million in Q1’23, compared to $49.4 million in the prior year period.
•	Free cash flow* of $16.4 million in Q1’23, compared to $33.1 million in the prior year period.
•	Ending cash balance on March 31, 2023 was $116.8 million, up $18.9 million from the ending balance on December 31, 2022 and a decrease of $94 million from March 31, 2022. The Company had $80 million available through its Revolver at quarter end, which remained undrawn, for total liquidity of $196.8 million.
•	On May 4, 2023, the Company amended the Revolver, upsizing the facility to $150 million and extending the maturity to May 4, 2028. The amended facility provides the Company with increased liquidity and greater operating flexibility.
•	The Company’s total debt was $1.441 billion, which included $300 million in senior notes and a term loan balance of $1.141 billion, consisting of $684.8 million in USD and $456.5 million in USD equivalent of Euros, converted using exchange rates as of March 31, 2023. After the close of the quarter, in line with its commitment to further delever the balance sheet, the Company made a voluntary repayment on the USD term loan of $20 million in May from balance sheet cash.

* Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capex, and Free Cash Flow are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section below.

Key Performance Indicators (KPIs)1,8

	Last Twelve Months (“LTM”) Ended March 31,
	2023[1]	2022	Y/Y Change
LTM total purchasing customers (thousands)[2]	829	825	+0.5%
LTM total active annual subscribers (thousands)[3]	150	81	+85.1%
LTM paid download volume (millions)[4]	95	89	+6.6%
LTM annual subscriber revenue retention rate[5]	99.8%	104.6%	-480 bps
Image collection (millions)[6]	510	466	+9.5%
Video collection (millions) [6]	25	21	+19.0%
LTM video attachment rate[7]	13.4%	12.0%	+140 bps

Note: The Key Operating Metrics outlined are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction. Note, KPI comparisons to periods prior to trailing twelve-months ended March 31, 2023 reflect some COVID-19 impact.

Annual subscription - includes products with a duration of 12 months or longer

1 Beginning with the three months ended September 30, 2022, the Company made two changes to its reporting that has some impact on reported KPI’s. First, activity for LATAM, Turkey and Israel, which was previously excluded from these metrics, is now included due to completion of a system migration. Additionally, the method by which we aggregate our customer accounts was updated to better align with our internal sales CRM system. We have not restated historical periods given the immaterial impact to the KPI’s, except for LTM total active annual subscribers and LTM annual subscriber revenue retention rate for which the legacy reporting format is detailed in noted 3 and 5 below.

2 The count of total customers who made a purchase within the reporting period based on billed revenue.

3 The count of customers who were on an annual subscription product during the reporting period. Absent the reporting changes noted in Note 1, LTM total active annual subscribers would have been 135 thousand, up 66% year on year.

4 A count of the number of paid downloads by our customers in the reporting period. Excludes downloads from Editorial Subscriptions, Editorial feeds and certain API structured deals, including bulk unlimited deals. Excludes downloads starting in Q3’22 tied to a two-year deal signed with Amazon in July 2022, as the magnitude of the potential download volume over the deal term could result in significant fluctuations in this metric without corresponding impact to revenue in the same period.

5 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period. Absent the reporting changes noted in Note 1 above, LTM annual subscriber retention rate would have been 99.0%.
6 A count of the total images and videos in our content library as of the reporting date.

7 A measure of the percentage of total paid customer downloaders who are video downloaders. The underlying calculation of this metric was changed vs. previously reported metrics. This change was made to exclude the impact of downloader activity from our free trial subscriptions which are skewed entirely to stills-only content.

8 The Company launched Unsplash+ during the three months ended December 31, 2022. This new Unsplash subscription will now be included within these KPI’s from the launch date forward. The impact is not yet material.

First Quarter 2023 Business Highlights:

•	Announced collaboration with NVIDIA to develop and distribute responsible generative text-to-image and text-to-video offerings. The collaboration will see Getty Images and NVIDIA working to commercialize responsible AI models to bring new capabilities to their collective customers.
•	Announced exclusive, multi-year global partnerships with Sky News and Anadolu to represent their world-class quality footage.
•	In partnership with AI visual tools developer BRIA, deployed one-click background removal functionality to iStock subscribers, allowing customers to get to the exact image they need with increased time and budget efficiency.

Financial Outlook for Full Year 2023

The following tables summarize Getty Images fiscal year 2023 guidance:

2023 Guidance
Revenue	$936 million to $963 million
Revenue Growth YoY	1.0% to 4.0%
Revenue Growth, Currency Neutral	1.5% to 4.5%
Adjusted EBITDA	$305 million to $315 million
Adjusted EBITDA Growth YoY	0.4% to 3.6%
Adjusted EBITDA Growth, Currency Neutral	0.7% to 4.0%

Currency neutral growth rates have been updated to remain aligned with Revenue and adjusted EBITDA guidance, which remain unchanged both on a dollar and year over year growth basis.

Assuming foreign currency rates remain at current levels, the guidance includes the following impacts from FX on revenue and EBITDA:

	FX Headwind		FX Tailwind	FX Headwind
	Q1 2023	Q2 2023	2H 2023	2023
Revenue	($7.6) million	(~$3.5) million	~$6.0 million, primarily in Q4	(~$5.0) million
Adjusted EBITDA	($3.2) million	(~$1.0) million	~$3.0 million, primarily in Q4	(~$1.0) million

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Thursday, May 11, 2023, to discuss its first quarter 2023 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for fourteen days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13738187.

About Getty Images

Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 527,000 contributors and more than 310 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

For company news and announcements, visit our Newsroom.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including: our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by its existing customers; the user experience of our customers on our websites; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by its staff of inhouse photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy or effectively manage costs; our inability to effectively manage our growth; our inability to maintain an effective system of internal controls and financial reporting; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the legal, social and ethical issues relating to the use of new and evolving technologies, such as Artificial Intelligence; the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; our inability to adequately adapt our technology systems to ingest and deliver sufficient new content; the risk of technological interruptions or cybersecurity vulnerabilities; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risks related to our use of independent contractors; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, devaluation the impact of recent bank failures on the marketplace and the ability to access credit and significant political or civil disturbances in international markets where we conduct business; the risk that claims, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors could adversely affect our business; the inability to maintain the listing of our Class A common stock on the New York Stock Exchange; volatility in our stock price and in the liquidity of the trading market for our Class A Common Stock; the risk that the COVID-19 pandemic and efforts to reduce its spread impacts our business, financial condition, cash flows and operation results more significantly than currently expected; changes in applicable laws or regulations; the risks associated with evolving corporate governance and public disclosure requirements; the risk of greater than anticipated tax liabilities; the risks associated with the storage and use of personally identifiable information; earnings-related risks such as those associated with late payments, goodwill or other intangible assets; our ability to obtain additional capital on commercially reasonable terms; the risks associated with being an “emerging growth company” within the meaning of the Securities Act of 1933, as amended; risks associated with our reliance on information technology in critical areas of our operations; our inability to pay dividends for the foreseeable future; the risks associated with additional issuances of Class A Common Stock without stockholder approval; costs related to operating as a public company; and those factors discussed under the heading “Item 1.A. Risk Factors” of our most recently filed Annual Report on Form 10-K. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described under the heading “Item 1.A. Risk Factors” in our most recently filed Annual Report on Form 10-K and in our other filings with the SEC. The risks described under the heading “Item 1.A. Risk Factors” in our most recently filed Annual Report on Form 10-K are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
REVENUE	$235,642	$230,978

OPERATING EXPENSE:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	$63,286	$61,894
Selling, general and administrative expenses	102,395	93,153
Depreciation	13,023	12,512
Amortization	7,207	12,205
Other operating expense – net	279	2,706
Operating expense	186,190	182,470
INCOME FROM OPERATIONS	49,452	48,508

OTHER EXPENSE, NET:
Interest expense	(30,497)	(29,600)
(Loss) gain on fair value adjustment for swaps and foreign currency exchange contract – net	(2,085)	12,126
Unrealized foreign exchange (loss) gains – net	(10,922)	7,043
Other non-operating expense – net	488	157

Total other expense – net	(43,016)	(10,274)
INCOME BEFORE INCOME TAXES	6,436	38,234
INCOME TAX EXPENSE	(3,233)	(13,127)

NET INCOME	3,203	25,107
Less:
Net income attributable to noncontrolling interest	507	208
Redeemable Preferred Stock dividend	—	18,847
NET INCOME ATTRIBUTABLE TO GETTY IMAGES HOLDINGS, INC.	$2,696	$6,052

Net income per share attributable to Class A Getty Images Holdings, Inc. common stockholders:
Basic	$0.01	$0.03
Diluted	$0.01	$0.03

Weighted-average Class A common shares outstanding:
Basic	395,307,317	196,103,962
Diluted	408,640,904	221,527,576

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$116,820	$97,912
Restricted cash	4,458	4,482
Accounts receivable – net of allowance of $6,817 and $6,460, respectively	135,200	129,603
Prepaid expenses	15,180	15,728
Taxes receivable	11,542	11,297
Other current assets	14,185	10,497
Total current assets	297,385	269,519
PROPERTY AND EQUIPMENT – NET	175,952	172,083
RIGHT OF USE ASSETS	45,353	47,231
GOODWILL	1,499,889	1,499,578
IDENTIFIABLE INTANGIBLE ASSETS – NET	416,945	419,548
DEFERRED INCOME TAXES – NET	8,328	8,272
OTHER LONG-TERM ASSETS	43,253	51,952
TOTAL	$2,487,105	$2,468,183
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$90,303	$93,766
Accrued expenses	36,537	49,327
Income taxes payable	13,274	8,031
Deferred revenue	179,522	171,371
Total current liabilities	319,636	322,495
LONG-TERM DEBT – NET	1,436,674	1,428,847
LEASE LIABILITIES	44,363	46,218
DEFERRED INCOME TAXES – NET	31,458	37,075
UNCERTAIN TAX POSITIONS	37,407	37,333
OTHER LONG-TERM LIABILITIES	3,457	3,167
Total liabilities	1,872,995	1,875,135
Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Class A common stock, $0.0001 par value: 2.0 billion shares authorized; 396.9 million shares issued and outstanding as of March 31, 2023 and 394.8 million shares issued and outstanding as of December 31, 2022	39	39
Additional paid-in capital	1,945,803	1,936,324
Accumulated deficit	(1,279,658)	(1,282,354)
Accumulated other comprehensive loss	(100,548)	(108,928)
Total Getty Images Holdings, Inc. stockholders’ equity	565,636	545,081
Noncontrolling interest	48,474	47,967
Total stockholders’ equity	614,110	593,048
TOTAL	$2,487,105	$2,468,183

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,203	$25,107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,023	12,512
Amortization	7,207	12,205
Unrealized exchange loss (gains) on foreign denominated debt	9,489	(5,582)
Equity-based compensation	6,132	1,741
Deferred income taxes – net	(40)	7,219
Uncertain tax positions	1,222	1,143
Non-cash fair value adjustment for swaps and foreign currency exchange contracts	2,085	(11,742)
Amortization of debt issuance costs	1,031	1,495
Non cash operating lease costs	1,878	2,516
Impairment of right of use assets	—	2,563
Other	723	1,567
Changes in current assets and liabilities:
Accounts receivable	(5,721)	11,366
Accounts payable	657	5,294
Accrued expenses	(5,079)	(20,624)
Lease liabilities, non-current	(2,022)	(2,992)
Income taxes receivable/payable	(2,015)	2,412
Interest Payable	(7,573)	(948)
Deferred revenue	7,833	5,419
Other	(118)	(1,306)
Net cash provided by operating activities	31,915	49,365

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(15,525)	(16,235)
Net cash used in investing activities	(15,525)	(16,235)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(2,600)	(2,600)
Proceeds from common stock issuance	2,639	29
Cash paid for equity issuance costs	(86)	(3,081)
Net cash used in financing activities	(47)	(5,652)

EFFECTS OF EXCHANGE RATE FLUCTUATIONS	2,541	(3,586)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	18,884	23,892
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – Beginning of period	102,394	191,529
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – End of period	$121,278	$215,421

Non-GAAP Financial Measures

In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA Margin, (3) Adjusted EBITDA less capex and (4) Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue on an as reported (U.S. GAAP) and currency neutral basis. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA less capex

(in thousands)	Three Months Ended March 31,
	2023	2022
Net income	$3,203	$25,107
Add/(less) non-GAAP adjustments:
Depreciation and amortization	20,230	24,717
Other operating expense - net	279	2,706
Interest expense	30,497	29,600
Fair value adjustments, foreign exchange and other non operating expense (income) [1]	12,519	(19,326)
Income tax expense	3,233	13,127
Stock based compensation expense	6,132	1,741
Adjusted EBITDA	$76,093	$77,672
Capex	15,525	16,235
Adjusted EBITDA less capex	$60,568	$61,437
Net income margin	1.4%	10.9%
Adjusted EBITDA Margin	32.3%	33.6%
Adjusted EBITDA less capex margin	25.7%	26.6%

(1) Fair value adjustments for our swaps and foreign currency exchange contracts, foreign exchange gains (losses) and other insignificant non-operating related (expenses) income.

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$31.9	$49.4
Acquisition of property and equipment	(15.5)	(16.2)
Free Cash Flow	$16.4	$33.1

OTHER FINANCIAL DATA

Revenue by Product

(In thousands)	Three Months Ended March 31,				increase / (decrease)
	2023	% of revenue	2022	% of revenue	$ change	% change	CN % change
Creative	146,497	62.2%	148,398	64.2%	(1,901)	(1.3)%	1.9%
Editorial	84,625	35.9%	78,753	34.1%	5,872	7.5%	11.3%
Other	4,520	1.9%	3,827	1.7%	693	18.1%	22.4%
Total revenue	$235,642	100.0%	$230,978	100.0%	$4,664	2.0%	5.5%

Balance Sheet & Liquidity

($ millions)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Cash & Cash Equivalents[1]	$116.8	$97.9	$210.8
Available under Revolving Credit Facility[2]	$80.0	$80.0	$80.0
Liquidity	$196.8	$177.9	$290.8
Term Loans Outstanding - USD Tranche	$684.8	$687.4	$995.2
Term Loans Outstanding - EUR Tranche[3]	$456.5	$447.0	$468.2
Total Balance - Term Loans Outstanding[4]	$1,141.3	$1,134.4	$1,463.4
Senior Notes	$300.0	$300.0	$300.0

1 Excludes restricted cash of $4.5 million as of March 2023, $4.5 million as of December 2022, $4.6 million as of March 2022.

2 Effective February 2019. On May 4, 2023, the Company entered into an amendment to the existing facility, which upsized the facility to $150 million and extended the maturity to May 4, 2028. The facility remains undrawn.

3 Face Value of Debt is 419M EUR. Converted using the FX spot rate as of March 31, 2023 of 1.09, December 31, 2022 of 1.07, and March 31, 2022 of 1.12.

4 Represents face value of debt, not GAAP carrying value

Investor Contact:

Getty Images

Steven Kanner

Investorrelations@gettyimages.com

Media Contacts:

Getty Images

Anne Flanagan

Anne.flanagan@gettyimages.com